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                                                                    EXHIBIT 10.5

                  AMENDMENT TO RESTATED TECHNOLOGY AGREEMENT


     This Amendment to Restated Technology Agreement (the "Agreement"), dated as of April 3, 1998, is entered into by and between Pinnacle Oil Inc., a Nevada corporation ("Pinnacle Oil"), whose principal executive office is located at Suite 750 Phoenix Place, 840 7th Avenue, S.W., Calgary, Alberta Canada T2P 3G2; Pinnacle Oil International, Inc., a Nevada corporation ("Pinnacle International"), whose principal executive office is located at Suite 750 Phoenix Place, 840 7th Avenue, S.W., Calgary, Alberta Canada T2P 3G2; Momentum Resources Corporation, a Bahamas corporation ("Momentum"), whose principal executive office is located c/o Ansbacher (Bahamas) Limited, P.O. Box N-7768, Bank Lane, Nassau, Bahamas; George Liszicasz ("Liszicasz"), an individual whose principal office is located at Suite 750 Phoenix Place, 840 7th Avenue, S.W., Calgary, Alberta Canada T2P 3G2; and R. Dirk Stinson ("Stinson"), an individual whose principal office is located at Suite 750 Phoenix Place, 840 7th Avenue, S.W., Calgary, Alberta Canada T2P 3G2; with reference to the following facts:

                                   RECITALS:
                                   --------

     WHEREAS, the parties previously entered into a Restated Technology Agreement dated as of August 1, 1996 (the "Prior Agreement"), in order to (i) restate the relationships among the parties, and (ii) clarify certain matters not fully addressed or clarified in the prior agreements between the parties relating to the Stress Field Detector, the SFD Technology and the SFD Data (each as defined in the Prior Agreement); and

     WHEREAS, the parties wish to amend and supersede section 5(a) of the Prior Agreement with regard to the provisions regarding the SFD Data Fee as set forth below; and

     WHEREAS, it is the intent of the parties that this Agreement amend and supersede the Prior Agreement to the extent provided for herein, but that the remainder of the Prior Agreement remain in full force and effect;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Restated Technology Agreement (collectively "parties" and individually a "party") agree as follows:

                                  AGREEMENT:
                                  ---------
     1.   DEFINITIONS

          Except for capitalized terms specifically defined in this Agreement, capitalized terms shall have the meanings ascribed to them in the Prior Agreement.

     2.   AMENDMENT REGARDING PAYMENT OF SFD DATA FEE TO MOMENTUM

          In furtherance of the recitals set forth above, the parties agree that the following provisions shall replace and supersede section 5(a) of the Prior Agreement in its entirety:

          " (a) Payment of Fee to Momentum for Provision of SFD Data. In
                ----------------------------------------------------
consideration of Momentum providing SFD Data to Pinnacle International for its exclusive worldwide use for the identification and exploitation of Hydrocarbons in accordance with the terms of this Agreement, Pinnacle International shall pay to Momentum a fee (the "SFD Data Fee") equal to: (i) one percent (1%) of the "Prospect Profits" (as such term is defined below) earned by Pinnacle International and/or

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its Subsidiaries with respect to the commercial exploitation of each Prospect for which SFD Data is provided by Momentum to Pinnacle International on or before December 31, 2000, and (ii) five percent (5%) of the Prospect
------------
Profits earned by Pinnacle International and/or its Subsidiaries with respect to the commercial exploitation of each Prospect for which SFD Data is provided by Momentum to Pinnacle International after December 31, 2000.
                                   -----

                      The term "Prospect Profits" means "Prospect Revenues" (as such term is defined below), less all project expenses actually paid by Pinnacle International and/or its Subsidiaries with respect to the commercial exploitation of all Prospects ("Prospect Expenses").

                      The term "Prospect Revenues" means the aggregate of all gross revenues actually received by Pinnacle International and/or its Subsidiaries with respect to the commercial exploitation of all Prospects calculated, by way of example and not limitation, as follows:

                      (i) If Pinnacle International and/or its Subsidiaries indirectly acquire the legal rights for the further exploration, development and production of Hydrocarbons with respect to a Prospect through joint-ventures and/or other arrangements with third parties, then the Prospect Revenues from such Prospect will be the cash flows received by Pinnacle International and/or its Subsidiaries from such joint venture and/or third party, whether from the sale of Hydrocarbons or the sale by the joint venture and/or third party of its interest in such Prospect.

                      (ii) If Pinnacle International and/or its Subsidiaries sell or transfer the legal rights for (or "leads" relating to) a Prospect, then the Prospect Revenues from such Prospect will be the gross consideration received by Pinnacle International and/or its Subsidiaries as a result of such sale or transfer.

                      (iii) If Pinnacle International and/or its Subsidiaries directly acquire the legal rights for the further exploration, development and production of Hydrocarbons with respect to a Prospect, and independently extract and sell Hydrocarbons from such Prospect, then the Prospect Revenues from such Prospect will be the gross cash flows received by Pinnacle International and/or its Subsidiaries from the sale of such Hydrocarbons.

                      Momentum acknowledges and agrees that the foregoing definition will permit Pinnacle International and/or its Subsidiaries to deduct expenses, costs, capital or equity investment and/or loan costs paid in connection with the generation of Prospect Revenues prior to payments to Momentum (such as acquisition, development, extraction, marketing and/or distribution costs which would be incurred should Pinnacle International and/or its Subsidiaries directly exploit the Prospect without joint venture partners). In addition, Momentum understands and agrees that Prospect Revenues arising from distributions from joint ventures and/or third party arrangements may, based upon the terms and conditions of such joint venture, be made after the joint venture has deducted costs, expenses and reserves, or repaid capital provided by the joint venture and/or other third party, and Momentum further agrees that it shall have no right to "gross up" the Prospect Revenues to reflect the pre-distribution deduction by the joint venture or other third party of such costs, expenses and reserves and/or repayment of capital.

                      The parties further acknowledge that the foregoing examples set forth in clauses (i) through (iii) above are merely examples, and
                      -----------         -----
do not fully reflect many methods by which Pinnacle International may commercially and economically exploit a Prospect, with and without the participation of joint venture and/or other third parties. Accordingly, the parties agree that the SFD Data Fee shall be liberally interpreted to apply to each and every transaction by which Pinnacle International and/or any of its Subsidiaries exploit the Prospect to ensure that Momentum receives such

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       equitable portion of the total Prospect Profits earned by Pinnacle
       International and/or its Subsidiaries as to enable Momentum to receive the benefit of its bargain, subject to avoidance of duplicative payments by Pinnacle International and its Subsidiaries. In order to avoid any disputes or misunderstandings, Pinnacle International and Momentum agree to use their best efforts, while Pinnacle International is formulating its proposed method to exploit a Prospect, to outline in writing, prior to committing to such method, the economics of the proposed method of exploitation consistent with the terms of this Agreement. Should the parties be unable to agree upon such economics, they agree that such issue shall be resolved by arbitration (an "Arbitration Proceeding") before the American Arbitration Association (the "Arbitration Authority") located in Carson City, Nevada, according to the rules and practices of the Arbitration Authority from time-to-time in force, unless the parties mutually agree upon a different Arbitration Authority and/or different location for such Arbitration Proceeding."

       3.     MISCELLANEOUS

              (a) Cooperation. Each party agrees, without further consideration,
                  -----------
to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

              (b) Interpretation.
                  --------------

                  (i)   Survival. All representations and warranties made by any
                        --------
party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

                  (ii)  Entire Agreement/No Collateral Representations. Each
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party expressly acknowledges and agrees that this Agreement and the Prior
Agreement, and the agreements and documents referenced herein and therein (1) are the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersede any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written, and that any such prior agreements are of no force or effect except as expressly set forth herein; and
(3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

                  (iii) Counterparts; Electronically Transmitted Documents. This
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Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

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WHEREFORE, the parties hereto have, for purposes of this Agreement, executed this Agreement in the City of Calgary, Province of Alberta, Canada, as of the date first hereinabove set forth.


PINNACLE OIL:                      PINNACLE OIL INC.,
                                   a Nevada corporation

                                   By:  /s/ R. Dirk Stinson
                                       -----------------------------
                                        R. Dirk Stinson, President


PINNACLE INTERNATIONAL:            PINNACLE OIL INTERNATIONAL, INC.,
                                   a Nevada corporation


                                   By:  /s/ R. Dirk Stinson
                                       -----------------------------
                                        R. Dirk Stinson, President


MOMENTUM:                          MOMENTUM RESOURCES
                                   CORPORATION,
                                   a Bahamas corporation


                                   By:  /s/ R. Dirk Stinson
                                       -----------------------------
                                        R. Dirk Stinson, President


LISZICASZ:                         GEORGE LISZICASZ
                                   an individual

                                        /s/ George Liszicasz
                                   ----------------------------------


STINSON:                           R. DIRK STINSON
                                   an individual


                                        /s/ R. Dirk Stinson
                                   ----------------------------------

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